Exhibit 99.1

N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners Completes Acquisition in Niobrara Shale Gas

Gathering and Processing Joint Venture

HOUSTON, TEXAS, July 22, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) and the owner of its general partner, Inergy, L.P. (NYSE: NRGY) (“Inergy”), today announced that Crestwood’s subsidiary, Crestwood Niobrara LLC (“Crestwood Niobrara”), has completed the acquisition of a 50% interest in Jackalope Gas Gathering Services, L.L.C. (“Jackalope”) from RKI Exploration & Production, LLC (“RKI”) for a total cash consideration of $107.5 million.

The other 50% interest in Jackalope is owned by Access Midstream Partners, L.P. (“Access”). Access will continue to provide field operations and construction management for Jackalope, and Crestwood will assume the commercial development role for the joint venture.

GE Energy Financial Services provided $80.6 million of preferred equity to Crestwood Niobrara, with the remaining $26.9 million of the acquisition funded under Crestwood’s revolving credit facility. GE Energy Financial Services has agreed to provide 75% of the future capital contributions for Crestwood Niobrara’s 50% interest in Jackalope, up to an aggregate contribution of $150 million.

The Jackalope gathering and processing system (“Jackalope System”) is located in Converse County, Wyoming, in the emerging Powder River Basin Niobrara Shale play and is currently composed of approximately 100 miles of gathering pipelines and 9,400 horsepower of compression equipment. The Jackalope System is being developed to gather and process rich natural gas produced from a 311,000-acre area of dedication from Chesapeake Energy Corporation (“Chesapeake”) and RKI. Chesapeake and RKI have collectively accumulated the largest acreage block in the Powder River Basin Niobrara Shale play, spanning over 750,000 acres. The existing assets and future development are supported by a 20-year gathering and processing agreement with Chesapeake and RKI under which Jackalope receives cost-of-service based fees with annual redeterminations that provide for an attractive rate of return on invested capital.

“We are pleased to complete this transaction expanding Crestwood’s operations into another very active and emerging shale play,” said Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “This transaction is another step in the execution of our strategy to position Crestwood in rich gas plays supported by long-term contracts and large acreage dedications. The Jackalope System provides significant visibility

-more-

NEWS RELEASE

to cash flow growth as midstream infrastructure is expanded to support very capable producers in the Niobrara play. In addition, we are very excited about the future opportunities the transaction provides for Crestwood to extend its value chain services as infrastructure in the play develops,” Phillips added.

Dan Castagnola, a managing director at GE Energy Financial Services in Houston, said: “We are partnering with strong companies to develop infrastructure underpinned by long-term, fee-based contracts providing attractive returns and helping to grow US shale plays.”

Locke Lord LLP and Sidley Austin LLP acted as legal counsel to Crestwood Niobrara and GE Energy Financial Services, respectively, in connection with the acquisition and financing transactions.

About Crestwood Midstream Partners LP

Houston, Texas-based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Marcellus Shale in northern West Virginia, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Avalon Shale/Bone Spring in southeastern New Mexico and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com. The general partner of Crestwood is owned by Inergy, L.P.

About Inergy, L.P.

Inergy, L.P., (NYSE: NRGY), is a publicly traded master limited partnership. Inergy’s operations include a natural gas storage business in Texas and an NGL supply logistics, transportation, and marketing business that serves customers in the United States and Canada. Through its general partner interest in Inergy Midstream, L.P. (NYSE: NRGM), Inergy is also engaged in the development and operation of natural gas, NGL and crude oil storage, transportation, and logistics businesses in the Northeast region of the United States and in North Dakota. For more information about Inergy, visit www.inergylp.com.

About GE Energy Financial Services

GE Energy Financial Services—GE’s energy investing business—works as a builder, not just a banker, to help meet the world’s power and fuel needs. We offer more than money—expertise—for essential, long-lived and capital-intensive power, oil and gas infrastructure—GE’s core business. Drawing on GE’s energy technical know-how, financial strength and risk management, we see value where others don’t and take on our customers’ toughest challenges

NEWS RELEASE

with flexible equity and debt transaction structures. Based in Stamford, Connecticut, GE Energy Financial Services holds an approximately $20 billion global energy portfolio. More information: www.geenergyfinancialservices.com. Follow GE Energy Financial Services on Twitter: @GEEnergyFinServ.

About GE

GE (NYSE: GE) works on things that matter. The best people and the best technologies taking on the toughest challenges. Finding solutions in energy, health and home, transportation and finance. Building, powering, moving and curing the world. Not just imagining. Doing. GE works. For more information, visit the company’s website at www.ge.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange

NEWS RELEASE

Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

###